Exhibit 5.2

KELLEY DRYE & WARREN LLP

A LIMITED LIABILITY PARTNERSHIP

400 ATLANTIC STREET

STAMFORD, CONNECTICUT 06901-3512

(203) 324-1400

December 19, 2012

Southern Satellite Corp.

3400 International Drive, NW

Washington, DC 20008

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Southern Satellite Corp., a Connecticut corporation (the “Opinion Guarantor”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Intelsat Jackson Holdings S.A., a Luxembourg société anonyme (the “Company”), Intelsat (Luxembourg) S.A., a Luxembourg société anonyme and direct parent of the Company, as a guarantor (“Intelsat Luxembourg”), Intelsat S.A., a Luxembourg société anonyme and indirect parent of the Company, as a guarantor (“Intelsat S.A.”), the Opinion Guarantor and the other subsidiaries of the Company named therein as guarantors (collectively, the “Subsidiary Guarantors” and, together with Intelsat Luxembourg, Intelsat S.A., and the Opinion Guarantor, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). The Registration Statement relates to the registration under the Act of the Company’s $1,200,000,000 aggregate principal amount of 7 1/4% Senior Notes due 2020 (the “Exchange Notes”), and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”). The Exchange Notes and the Guarantees will be issued by the Company and the Guarantors under the Indenture, dated as of September 30, 2010, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee as supplemented by the First Supplemental Indenture, dated as of January 12, 2011, the Second Supplemental Indenture, dated as of April 12, 2011, the Third Supplemental Indenture, dated as of December 16, 2011, the Fourth Supplemental Indenture, dated as of April 25, 2012, and the Fifth Supplemental Indenture dated as of July 31, 2012 (as so supplemented, the “Indenture”).

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents: (i) the Registration Statement, as amended and supplemented to date; (ii) the Indenture, including the form of Exchange Note attached as an exhibit thereto; and (iii) the Registration Rights Agreement, dated as of April 26, 2012 (the “Registration Rights Agreement”), among the Company, the Guarantors and the initial purchasers named therein, relating to the Exchange Notes.

In addition, we have examined: (i) copies of the certificate of incorporation and bylaws of the Opinion Guarantor, in each case certified by the Secretary of the Opinion Guarantor as of the date of this letter; (ii) a copy of the resolutions of the board of directors of the Opinion Guarantor, certified by the Secretary of the Opinion Guarantor as of the date of this letter; (iii) a certificate from the State of Connecticut dated November 30, 2012 as to the legal existence of the Opinion Guarantor; and (iv) such certificates of officers of the Opinion Guarantor and other documents as we deemed relevant and necessary as a basis for the opinions expressed below. As to factual matters, we have, without independent investigation, relied upon the statements, representations and warranties contained in the documents and certificates described above.

We have assumed, without independent investigation, (i) the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all originals and the conformity to originals of all copies, (ii) that all documents and certificates provided to us and all statements, representations and warranties contained therein are accurate and complete, and (iii) that, prior to the issuance of the Exchange Notes and the Guarantees, the Registration Statement will have become effective under the Securities Act, the Trustee will be qualified to act as trustee under the Indenture, the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and the Exchange Notes and the Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

We express no opinion concerning any law of any jurisdiction other than (i) the Federal laws of the United States of America, (ii) the laws of the State of Connecticut, and (iii) the laws of the State of New York. Without limiting the foregoing, we express no opinion concerning the applicability or effect of the laws of any other jurisdiction or of any municipality or agency within any state.

We express no opinion concerning the enforceability of any provision (i) that purports to waive or not give effect to rights to notices, stays, extensions, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law, (ii) to the extent that such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement, assignment for the benefit of creditors or similar laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance or transfer laws, judicially developed doctrines relevant to any such laws affecting the rights and remedies of creditors generally and possible judicial action giving effect to foreign laws or foreign governments or judicial action affecting or relating to the rights or remedies of creditors generally) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity and including, without limitation, such principles as commercial reasonableness, diligence, good faith, materiality, fair dealing equitable subordination, substantive consolidation of entities and the requirement that the right, remedy or penalty sought to be proportionate to the breach, default or injury), (iii) providing for indemnification, reimbursement, hold harmless, release, exculpation or contribution, which provisions may be limited by securities or other laws or policies underlying such laws, (iv) that purports to indemnify or hold harmless a party for, or release, exculpate or exempt a party from, its own action or inaction involving negligence, recklessness, willful misconduct or unlawful conduct, (v) insofar as it relates to post-judgment or default interest rates or interest rates or interest on overdue amounts, (vi) that purports to preclude the modification of a document other than through a signed writing, (vii) to the effect that failure to exercise or delay in exercising a right or remedy will not operate as a waiver of the right or remedy, (viii) that purports to require the payment or reimbursement of fees, costs, expenses, or other amounts without regard to whether they are reasonable in nature or amount), (ix) affected by or subject to compliance with, and limitations imposed by, procedural requirements relating to the exercise of remedies, (x) providing for specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is sought in a proceeding in equity or at law, or (xi) that purports to change the manner in which service of process may be effected under applicable law or waive a right to trial by a jury.

On the basis of the foregoing, we are of the opinion that, when the Exchange Notes have been duly authenticated, executed, issued and delivered in accordance with the Indenture and as contemplated in the Registration Statement, the Guarantee of the Opinion Guarantor will constitute the legally binding obligation of the Opinion Guarantor, enforceable against the Opinion Guarantor in accordance with its terms.

Our opinions set forth in this letter are based upon the facts in existence and the laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

This opinion is rendered only to you and is solely for your benefit in connection with the above transactions. We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Kelley Drye & Warren LLP

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